Exhibit 99.4

FORM OF INSTRUCTIONS FOR THE ONLINE U.S. FORM OF ACCEPTANCE

Instructions for the Online U.S. Form of Acceptance

Public Exchange Offering for the Acquisition of Shares Issued by

Cosan S.A. Indústria e Comércio

by Order and on Account of

Cosan Limited

To facilitate faster and more efficient processing, we strongly urge you to complete your U.S. form of acceptance online, by following the steps set forth herein:

TO FACILITATE FASTER AND MORE EFFICIENT PROCESSING, WE STRONGLY URGE YOU TO COMPLETE YOUR U.S. FORM OF ACCEPTANCE ONLINE.

	Log on to the Company's website at www.cosanlimited.com and click on U.S. Form of Acceptance.

‚	Enter your email address to register in the system and then click on the "Confirm" button.

TO FACILITATE FASTER AND MORE EFFICIENT PROCESSING, WE STRONGLY URGE YOU TO COMPLETE YOUR U.S. FORM OF ACCEPTANCE ONLINE.

ƒ	Complete the U.S. Form of Acceptance by following the instructions on your screen. To proceed to the next page, click on the "Next page" button.

TO FACILITATE FASTER AND MORE EFFICIENT PROCESSING, WE STRONGLY URGE YOU TO COMPLETE YOUR U.S. FORM OF ACCEPTANCE ONLINE.

„	Once you have completed the U.S. Form of Acceptance, you will prompted to print either the Form W-9 or Form W-8 for tax purposes, as applicable, according to your circumstances.

…	Please review the form with your information and print two copies by clicking on the "Print US Form" button. Click “Next Page” to finish and save your form.

TO FACILITATE FASTER AND MORE EFFICIENT PROCESSING, WE STRONGLY URGE YOU TO COMPLETE YOUR U.S. FORM OF ACCEPTANCE ONLINE.

†
You have successfully completed your U.S. Form of Acceptance. Please, don't forget to send your signed U.S. Form of Acceptance, duly notarized and guaranteed, together with all other required documents, to the Intermediary Institution.  The second signed copy of your U.S. Form of Acceptance should be sent, duly notarized and guaranteed, together with all required documents, to the broker that you have registered with for purposes of the exchange offer.

This exchange offer can be accepted until 5:00 p.m., New York time (6:00 p.m., São Paulo time) on April 11, 2008 (the “Expiration Date”). However, due to the time required in Brazil, for the administrative processing of the U.S. Forms of Acceptance and other offer documentation, to validly tender qualifying shares in the exchange offer, a shareholder must deliver such shareholder’s duly completed and signed U.S. Form of Acceptance and other required documents to Banco Santander S.A. (the “Intermediary Institution”) by 5:00 p.m., New York time (6:00 p.m., São Paulo time) on April 4, 2008 (the “Submission Deadline”). If such documentation is delivered to the Intermediary Institution in the period between the Submission Deadline and the Expiration Date, all reasonable efforts will be made to process such shareholder’s tender of qualifying shares prior to the Expiration Date, however no assurance can be given this will be possible and the Qualifying Shares tendered pursuant to such documentation may be excluded from the exchange offer.